U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 1999

Commission File No.   0-22524

                    REAL GOODS TRADING CORPORATION
(Exact name of small business issuer as specified in its charter)

         California                      68-0227324
(State or other jurisdiction of        (IRS Employer
incorporation or organization)          Identification Number)

3440 Airway Drive, Santa Rosa  California     95403
(Address of principal executive offices)    (Zip Code)

Issuer's telephone number, including area code:
                                          (707) 542-2600

Item 5.  Other events

The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.
FOR IMMEDIATE RELEASE
                        For More Information:
                        John Schaeffer, CEO; 707.521.4444
                        Mark Swedlund, President 707.521.4400

REAL GOODS ANNOUNCES INTERNET SALES UP 501% IN FISCAL 1999

Santa Rosa, California, 28 June 1999... Real Goods Trading Corporation (Nasdaq: RGTC, Chicago Exchange: RGT), a California based retailer of environmental and renewable energy products using catalogs, retail stores, and the Internet announced that sales of products through its Internet channel of distribution increased 501% to $551,000 in Fiscal 1999 from $110,000 in Fiscal 1998. The Internet sales were 5.2% of total catalog sales. The Company believes this is a higher percentage of Internet sales than most catalog retailers are currently generating. The increase was highlighted by fourth quarter sales of $224,000 for Fiscal '99 vs. $46,000 for the same period in Fiscal '98, a 487% increase.

The Company also announced that "raw hits," the total number clicks on its website, reached an all time high of 4,650,000 for the fourth quarter of Fiscal 1999 (the quarter ending March 31, 1999). The Company believes that this is an extraordinarily high number given its position in the Internet marketplace.

According to CEO, John Schaeffer, "We're extremely pleased to see such strong growth of our website as it justifies further focus on Internet resources. As we launch our affiliate program with other like-minded companies, we see this strong growth continuing. We are proud to offer the broadest selection of environmental products in cyberspace."

Not just offering a full array of more than 1,000 environmental products for sale, the Company's website offers traditional consumers as well as new customers a wider array of renewable energy and environmental lifestyle products than they can find in any other location in cyber space. The Company's website is unique in that it is the first site ever approved by the SEC (Securities and Exchange Commission) to allow the buying and selling of stock by its shareowners over the Internet. Buyers of the stock pay no commission to stockbrokers. The site's other popular features include a virtual tour of the Company's 12-acre Solar Living Center, the online Renewable Energy Catalog, and a powerful search engine that enables Real Goods customers to find any product quickly.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Certain Considerations" in the Company's annual report on Form 10-KSB for the year ended March 31, 1999. These include risks and uncertainties relating to sales growth, availability of capital, customer preferences and the general economy.

Real Goods Trading Corporation sells a broad range of renewable energy and sustainable living products through its mail order catalogs and three retail stores and on its website (www.realgoods.com) (call 1.800.762.7325 for a free catalog). The Company believes that it is the largest retailer of these products in the world. The Company's common stock is publicly traded on the Chicago Stock Exchange under the symbol "RGT", on the Nasdaq Small Cap market under the symbol "RGTC", and through a bulletin board maintained on its web site (http://www.realgoods.com).

                             -30-
                           SIGNATURES

Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


               REAL GOODS TRADING CORPORATION
                       (Registrant)

Date: June 28, 1999
  By:[S]LES SEELY
      Leslie B. Seely
      Chief Financial Officer